Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrant's portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Gov't. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000's omitted)
BARCLAYS CAPITAL INC.                       05-0346412    2,633,724,544
JPMORGAN CHASE & CO.                        13-3224016    1,603,642,931
BANK OF AMERICA SECURITIES LLC              56-2058405    1,636,457,627
DEUTSCHE BANK SECURITIES INC.               13-2730828    1,326,297,889
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485    1,320,710,443
MORGAN STANLEY CO INCORPORATED              13-2665598    1,297,644,303
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      766,797,792
CITIGROUP INC.                              52-1568099      696,482,637
MERRILL LYNCH PIERCE FENNER & SMITH INC.    13-5674085      433,603,621
RBS SECURITIES INC.                         13-3272275      364,517,285



                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000's omitted)
BARCLAYS CAPITAL INC.                       05-0346412      111,997,180
JPMORGAN CHASE & CO.                        13-3224016      135,078,730
BANK OF AMERICA SECURITIES LLC              56-2058405       64,758,858
DEUTSCHE BANK SECURITIES INC.               13-2730828       24,440,037
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       17,793,386
MORGAN STANLEY CO INCORPORATED              13-2665598       26,022,657
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       31,337,920
CITIGROUP INC.                              52-1568099       10,597,945
MERRILL LYNCH PIERCE FENNER & SMITH INC.    13-5674085        4,719,671
RBS SECURITIES INC.                         13-3272275          183,171



23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000's omitted) C. Total Purchases: 13,049,749,681 D. Total Sales: 517,256,051

                               SCREEN NUMBER : 12